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                                                               EXHIBIT (d)(3)


                                      ==========================================
                                      Endoscopy Division
                                      ------------------------------------------
                                      Smith & Nephew, Inc.
                                      160 Dascomb Road, Andover, MA 01810 U.S.A.
                                      Telephone: 978-749-1000
                                      Telefax: 978-749-1599


                                      Smith & Nephew
                                      ==========================================


                                November 13, 2001

ORATEC Interventions, Inc.
3700 Haven Court
Menlo Park, CA 94025

Gentlemen:

          In order to evaluate a possible acquisition of ORATEC Interventions, Inc. ("Orchid") by Smith & Nephew, Inc ("S&N"), or any related transactions as may be mutually agreed-upon by the parties hereto, (the "Proposed Transaction"),
                                                         --------------------
each of Orchid and S&N may disclose and deliver to the other party, upon execution and delivery by Orchid and S&N of this letter agreement, certain information about its properties, employees, finances, businesses and operations (such party when disclosing such information being the "Disclosing Party" and
                                                        ----------------
such party when receiving such information being the "Receiving Party"). All
                                                      ---------------
such information furnished directly or indirectly by the Disclosing Party or its Representatives (as defined below), whether furnished before or after the date hereof, whether oral or written, and regardless of the manner in which it is furnished, is referred to in this letter agreement as "Proprietary Information".
                                                       -----------------------
Proprietary Information does not include, however, information which the Receiving Party demonstrates (a) is or becomes generally available to the public other than as a result of a disclosure directly or indirectly by the Receiving Party or its Representatives, (b) was available to the Receiving Party on a nonconfidential basis prior to its disclosure by the Disclosing Party or its Representatives, as substantiated by written documentation, or (c) becomes available to the Receiving Party on a nonconfidential basis from a person other than the Disclosing Party or its Representatives who is not otherwise bound by a confidentiality agreement with the Disclosing Party or any of its Representatives, and is otherwise not under an obligation to the Disclosing Party or any of its Representatives not to transmit the information to the Receiving Party, as substantiated by written documentation. As used in this letter agreement, the term "Representative" means, as to any person, such
                            --------------
person's affiliates and its and their directors, officers, employees, agents, advisors (including, without limitation, financial advisors, counsel and accountants), potential financing sources and controlling persons and the term "person" shall be broadly interpreted to include, without limitation, any corporation, company, partnership, limited liability company, joint venture, trust, other entity or individual.

          Subject to the immediately succeeding paragraph, unless otherwise agreed to in writing by the Disclosing Party, the Receiving Party agrees (a) except as required by law, to keep all Proprietary Information confidential and not to disclose or reveal any Proprietary Information

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ORATEC Interventions, Inc.
November 13, 2001
Page 2

to any person other than its Representatives who are actively and directly participating in the evaluation of the Proposed Transaction or who otherwise need to know the Proprietary Information for the purpose of evaluating the Proposed Transaction (all of whom shall be specifically informed of the confidential nature of such Proprietary Information and that by receiving such information they are agreeing to be bound by the terms of this letter agreement relating to the confidential treatment of such Proprietary Information) and to cause those persons to observe the terms of this letter agreement, (b) not to use Proprietary Information for any purpose other than in connection with its evaluation of the Proposed Transaction or the consummation of the Proposed Transaction and (c) except as required by applicable law or regulation or pursuant to a listing agreement with any securities exchange or the National Association of Securities Dealers, Inc., not to disclose to any person (other than its Representatives who are actively and directly participating in the evaluation of the Proposed Transaction or who otherwise need to know for the purpose of evaluating the Proposed Transaction and, in any such case, whom it will cause to observe the terms of this letter agreement) the fact that the Proprietary Information exists or has been made available, the fact that the Receiving Party is considering the Proposed Transaction or any other transaction involving the Disclosing Party, the fact that the Receiving Party is subject to any of the restrictions set forth in this letter agreement, or that discussions or negotiations are taking or have taken place concerning the Proposed Transaction or involving the Disclosing Party or any term, condition or other fact relating to the Proposed Transaction or such discussions or negotiations, including, without limitation, the status thereof. The Receiving Party will be responsible for any breach of the terms of this letter agreement by the Receiving Party or any of its Representatives.

          If the Receiving Party is requested pursuant to, or required by, applicable law, regulation or stock exchange rule or by legal process to disclose any Proprietary Information or any other information concerning the Disclosing Party or the Proposed Transaction, the Receiving Party agrees that it will provide the Disclosing Party with prompt notice of such request or requirement in order to enable the Disclosing Party to seek an appropriate protective order or other remedy, to consult with the Receiving Party with respect to the Disclosing Party taking steps to resist or narrow the scope of such request or legal process, or to waive compliance, in whole or in part, with the terms of this letter agreement. If no such protective order or remedy is obtained, or if the Disclosing Party waives compliance with the terms of this letter agreement, the Receiving Party will furnish only that portion of any Proprietary Information which the Receiving Party is advised by counsel is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded any Proprietary Information.

          Each of Orchid and S&N is aware, and each of Orchid and S&N will advise their respective Representatives who are informed of the matters that are the subject of this agreement, of the restrictions imposed by the United States securities laws on the purchase or sale of securities by any person who has received material, non-public information from the issuer of such securities and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information.

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ORATEC Interventions, Inc.
November 13, 2001
Page 3


          The Receiving Party acknowledges that neither the Disclosing Party nor any of its Representatives make any express or implied representation or warranty as to the accuracy or completeness of any Proprietary Information, and the Receiving Party agrees that none of such persons shall have any liability to the Receiving Party or any of its Representatives relating to or arising from the use of any Proprietary Information by the Receiving Party or its Representatives or for any errors therein or omissions therefrom. The Receiving Party also agrees that it is not entitled to rely on the accuracy or completeness of any Proprietary Information and that it shall be entitled to rely solely on such representations and warranties regarding Proprietary Information as may be made to it in any final agreement relating to the Proposed Transaction, subject to the terms and conditions of any such agreement.

          If either party hereto determines that it does not wish to proceed with the Proposed Transaction, it will promptly advise the other party of that decision. In such case, or if the Proposed Transaction is not consummated by Orchid and S&N, each party will promptly return to the other party all copies of Proprietary Information in its possession or in the possession of any of its Representatives and will not retain any copies or other reproductions in whole or in part of such material. All other documents, memoranda, notes, summaries, analyses, extracts, compilations, studies or other material whatsoever prepared by each party or any of its Representatives based on the Proprietary Information will be destroyed. Any oral Proprietary Information will continue to be subject to the terms of this agreement.

          For a period of one year following the date hereof, neither party will, directly or indirectly, solicit for employment or hire any officer, director, or employee of the other with whom such party has had contact or who became known to such party in connection with its consideration of the Proposed Transaction, except that such party shall not be precluded from hiring any such employee who (a) initiates discussions regarding such employment without any direct or indirect solicitation by such party, (b) responds to any public advertisement placed by such party, or (c) has been terminated by the other party prior to commencement of employment discussions between such party and such officer, director, or employee.

          Without prejudice to the rights and remedies otherwise available to each of the parties hereto, each such party shall be entitled to equitable relief by way of specific performance, injunction or otherwise if the other party or any of its Representatives breach or threaten to breach any of the provisions of this agreement.

          It is further understood and agreed that no failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

          If any term or provision of this agreement or any application hereof shall be invalid or unenforceable, the remainder of this agreement and any other application of such term or provision shall not be affected thereby.

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ORATEC Interventions, Inc.
November 13, 2001
Page 4

          This agreement shall not be assigned by either party, by operation of law or otherwise, without the prior written consent of the other party.

          This agreement contains the entire agreement between Orchid and S&N with respect to the matters covered hereby, and no modification of this agreement or waiver of the terms and conditions hereof shall be binding upon Orchid and S&N, unless approved in writing by each of the parties hereto or, in the case of waiver, by the party against whom such waiver is sought to be enforced.

          Except as otherwise provided herein, this agreement shall expire on the date which is five years from the date first written above. Orchid and S&N also agree that unless and until a definitive agreement with respect to a Proposed Transaction has been executed and delivered, neither party has any legal obligation of any kind whatsoever with respect to any Proposed Transaction by virtue of this agreement or any other written or oral communication with respect to such Proposed Transaction.

          This agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed in and to be performed in that state.

          Please confirm your agreement with the foregoing by signing and returning to the undersigned the duplicate copy of this agreement enclosed herewith.

                                          ORATEC Interventions, Inc.



                                          By:    /s/ Nancy V. Westcott
                                              ----------------------------------
                                              Name:  Nancy V. Westcott
                                              Title: Chief Financial Officer and
                                                     Vice President
                                                     Administration

Accepted and Agreed
as of the date
first written above:

Smith & Nephew, Inc.

By: /s/Ron Sparks
    ---------------------------
Name:  Ron Sparks
Title: President